Exhibit 4.5
DOMESTIC REVOLVING NOTE
February 29, 2008
FOR VALUE RECEIVED, EMS Technologies, Inc., a Georgia corporation (“EMS”), hereby promises to pay to Bank of America, National Association or registered assigns (the “Domestic Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Domestic Revolving Loan from time to time made by the Domestic Lender to EMS under that certain Credit Agreement dated as of February 29, 2008 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement’) among EMS, EMS Technologies Canada, Ltd,, a Canadian federal corporation (the Canadian Borrower’), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, National Association, as Domestic Administrative Agent and Domestic L/C Issuer and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent and Canadian L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.
EMS promises to pay interest on the unpaid principal amount of each Domestic Revolving Loan from the date of such Domestic Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Domestic Administrative Agent for the account of the Domestic Lender in U.S. Dollars in immediately available funds at the Domestic Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Domestic Revolving Note is one of the Domestic Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Domestic Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement, Domestic Revolving Loans made by the Domestic Lender shall be evidenced by one or more loan accounts or records maintained by the Domestic Lender in the ordinary course of business. The Domestic Lender may also attach schedules to this Domestic Revolving Note and endorse thereon the date, amount and maturity of its Domestic Revolving Loans and payments with respect thereto.
EMS, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Domestic Revolving Note.
THIS DOMESTIC REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EMS TECHNOLOGIES, INC., a Georgia corporation
By:	/s/ Don T. Scartz
Name:
Title:

February 29, 2008
DOMESTIC REVOLVING NOTE
FOR VALUE RECEIVED, EMS Technologies, Inc., a Georgia corporation (“EMS”), hereby promises to pay to Wachovia Bank, N.A. or registered assigns (the “Domestic Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Domestic Revolving Loan from time to time made by the Domestic Lender to EMS under that certain Credit Agreement dated as of February 29, 2008 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement’) among EMS, EMS Technologies Canada, Ltd., a Canadian federal corporation (the “Canadian Borrower”), the Guarantors from time to time partly thereto, the Lenders from time to time party thereto, Bank of America, National Association, as Domestic Administrative Agent and Domestic L/C Issuer and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent and Canadian L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.
EMS promises to pay interest on the unpaid principal amount of each Domestic Revolving Loan from the date of such Domestic Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement, All payments of principal and interest shall be made to the Domestic Administrative Agent for the account of the Domestic Lender in U.S. Dollars in immediately available funds at the Domestic Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Domestic Revolving Note is one of the Domestic Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Domestic Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Domestic Revolving Loans made by the Domestic Lender shall be evidenced by one or more loan accounts or records maintained by the Domestic Lender in the ordinary course of business. The Domestic Lender may also attach schedules to this Domestic Revolving Note and endorse thereon the date, amount and maturity of its Domestic Revolving Loans and payments with respect thereto.
EMS, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Domestic Revolving Note.
THIS DOMESTIC REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EMS TECHNOLOGIES, INC., a Georgia corporation
By:	/s/ Don T. Scartz
Name:
Title:

February 29, 2008
DOMESTIC REVOLVING NOTE
FOR VALUE RECEIVED, EMS Technologies, Inc. a Georgia corporation (“EMS”), hereby promises to pay to SunTrust Bank or registered assigns (the “Domestic Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined),the principal amount of each Domestic Revolving Loan from time to time made by the Domestic Lender to EMS under that certain Credit Agreement dated as of February 29, 2008 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among EMS, EMS Technologies Canada, Ltd., a Canadian federal corporation (the “Canadian Borrower”), the Guarantors from time to time partly thereto, the Lenders from time to time party thereto, Bank of America, National Association, as Domestic Administrative Agent and Domestic L/C Issuer and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent and Canadian L/C Issuer. Capitalized terms used but not otherwise defined here in have the meanings provided in the Credit Agreement.
EMS promises to pay interest on the unpaid principal amount of each Domestic Revolving Loan from the date of such Domestic Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Domestic Administrative Agent for the account of the Domestic Lender in US. Dollars in immediately available funds at the Domestic Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Domestic Revolving Note is one of the Domestic Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement all amounts then remaining unpaid on this Domestic Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement, Domestic Revolving Loans made by the Domestic Lender shall be evidenced by one or more loan accounts or records maintained by the Domestic Lender in the ordinary course of business. The Domestic Lender may also attach schedules to this Domestic Revolving Note and endorse thereon the date, amount and maturity of its Domestic Revolving Loans and payments with respect thereto.
EMS, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Domestic Revolving Note.
THIS DOMESTIC REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EMS TECHNOLOGIES, INC., a Georgia corporation
By:	/s/ Don T. Scartz
Name:
Title: